Exhibit 99.1

Open Lending Reports Second Quarter 2020 Financial Results

AUSTIN, TX, August 11, 2020 – Open Lending Corporation (NASDAQ: LPRO) (the “Company” or “Open Lending”), a leading provider of lending enablement and risk analytics solutions to financial institutions, today reported financial results for its second quarter of 2020.

“While the COVID-19 pandemic rapidly changed the world, the economy and specifically the auto/dealership industry, we are very encouraged by the recent trends in the automotive loan market. The low interest rate environment, demand for used cars, and commuters shifting away from public modes of transportation are driving these positive recent trends. Automobile sales and prices are improving, our lending partners are continuing to utilize our platform and we have a healthy pipeline of new lenders who would like to integrate our technology platform within their business model,” said John Flynn, CEO and President of Open Lending. “We are also thrilled to have completed our business combination with Nebula Acquisition Corporation in June, which we believe provides us with the capital to execute on our growth plan.”

Three Months Ended June 30, 2020 Highlights

•	The Company facilitated 18,684 certified loans during the second quarter of 2020, compared to 20,008 certified loans in the second quarter of 2019

•	Total revenue was $22.1 million, compared to $25.2 million in the second quarter of 2019

•	Gross profit was $20.2 million, compared to $23.1 million in second quarter of 2019

•

GAAP net loss of $(49.8) million, compared to GAAP net income of $17.5 million in second quarter 2019. Second quarter 2020 results were negatively impacted by approximately $60 million in costs associated with the business combination with Nebula Acquisition Corporation (“Nebula”). The majority of these costs, approximately $48.8 million, were attributable to the change in fair value of contingent consideration earn-out shares awarded as part of the business combination with Nebula. Given the share price performance milestones have all been met as of August 10, 2020, net income beginning in the fourth quarter of 2020 and beyond will not be burdened by any changes to fair value of the contingent consideration earn-out shares.

•	Adjusted EBITDA was $15.4 million, compared to $18.1 million in the second quarter of 2019

Adjusted EBITDA is a non-GAAP financial measure. Reconciliations of this non-GAAP financial measure to its most directly comparable GAAP financial measure are provided in the financial tables included at the end of this press release. An explanation of this measure and how it is calculated is also included under the heading “Non-GAAP Financial Measures.”

Business Combination

On June 10, 2020, Open Lending, LLC and Nebula, a special purpose acquisition company sponsored by True Wind Capital, L.P., announced that they completed their previously announced business combination. Upon completion of the business combination, Nebula changed its name to Open Lending Corporation, and its common stock began trading on the NASDAQ Stock Market under the ticker symbol “LPRO” on June 11, 2020.

2020 Outlook

Based on second quarter results, the Company remains confident in its previously issued guidance.

Full Year 2020 Outlook
Total Certified Loans	85,000 – 101,000
Total Revenue	$89 - $108 million
Adjusted EBITDA	$54 - $70 million
Adjusted Operating Cash Flow (1)	$34 - $41 million

(1)	Adjusted Operating Cash Flow is defined as Adjusted EBITDA, minus CAPEX, plus or minus change in contract assets.

The guidance provided above includes forward-looking statements within the meaning of U.S. securities laws. While the financial guidance takes into account the anticipated impact of the global COVID-19 pandemic, the impact of the pandemic is unprecedented and the future effect of the pandemic on the global economy and our financial results remains highly uncertain, and our actual results may differ materially. See “Forward-Looking Statements” below.

Conference Call

Open Lending will host a conference call to discuss second quarter 2020 financial results today at 5:00 pm ET. Hosting the call will be John Flynn, President and CEO, and Ross Jessup, CFO and COO. The conference call will be webcast live from the Company’s investor relations website at https://investors.openlending.com/ under the “Events” section. A replay will be available two hours after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13706479. The replay will be available until Tuesday, August 25, 2020. An archive of the webcast will be available at the same location on the website shortly after the call has concluded.

About Open Lending

Open Lending, through its flagship product, Lenders Protection, offers loan analytics, risk-based pricing, risk modeling and default insurance, ensuring profitable auto loan portfolios for financial institutions throughout the United States. For more information, please visit www.OpenLending.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements related to market trends and the anticipated impact of the recent novel coronavirus (COVID-19) pandemic on factors impacting the Company’s business, the Company’s new lender pipeline, consumer behavior and demand for automotive loans and future financial performance under the heading “2020 Outlook” above. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the Company’s control. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, political and business conditions; the potential effects of COVID-19; applicable taxes, inflation, interest rates and the regulatory environment; the outcome of judicial proceedings to which Open Lending is, or may become a party; failure to realize the anticipated benefits of the business combination; the amount of redemption requests made by the Company’s stockholders; those factors discussed in other documents of the Company filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that they currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause their assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

Included in this press release is financial information that has not been prepared in accordance with GAAP. The Company uses Adjusted EBITDA, a non-GAAP financial measure, internally in analyzing our financial results and believe it is useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. The Company believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Adjusted EBITDA is a non-GAAP financial measure used by management to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, the Company believes these measures provide useful information to investors and others in understanding and evaluating its operating results in the same manner as its management and board of directors. In addition, they provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain non-cash items and certain variable charges. Adjusted EBITDA is defined as net income excluding interest expense, income taxes, depreciation and amortization expense, share-based compensation expense, change in fair value of contingent consideration and transaction bonuses as a result of the Business Combination. Adjusted EBITDA margin is defined as Adjusted EBITDA expressed as a percentage of total revenue.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of Adjusted EBITDA to its most directly comparable GAAP financial measure provided in the financial statement tables included below in this press release.

Contact:

ICR for Open Lending

Investors

openlending@icrinc.com

OPEN LENDING CORPORATION

Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	June 30,	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$26,252	$7,676
Restricted cash	2,412	2,222
Accounts receivable	3,193	3,767
Current contract assets	19,491	29,782
Prepaid expenses	1,629	479
Other current assets	328	205
Deferred transaction costs	—	1,081

Total current assets	53,305	45,212
Property and equipment, net	669	299
Non-current contract assets	43,235	33,169
Deferred tax asset, net	89,177	—
Other assets	148	506

Total assets	$186,534	$79,186

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$3,086	$1,337
Accrued expenses	924	2,006
Income tax payable	569	—
Current portion of notes payable	4,463	2,484
Other current liabilities	2,647	2,366

Total current liabilities	11,689	8,193

Estimated fair value of contingent consideration	395,891	—
Long-term notes payable, net of unamortized debt issuance costs	155,128	829
Other long-term liabilities	88,077	—

Total liabilities	$650,785	$9,022
Commitment and contingencies
Redeemable convertible preferred Series C units, 0 and 14,278,603 units issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	—	304,943
Stockholders’ deficit
Preferred stock, $0.01 par value; 10,000,000 shares authorized, and 0 shares issued as of June 30, 2020 and December 31, 2019, respectively	—	—

Common stock, $0.01 par value; 550,000,000 shares authorized and 91,849,909 issued and outstanding as of June 30, 2020; 110,000,000 authorized and 37,631,052 issued an outstanding as of December 31, 2019	918	376
Additional paid-in capital	(92,912)	7,626
Accumulated Deficit	(372,257)	(242,781)

Total stockholders’ deficit	(464,251)	(234,779)

Total liabilities and stockholders’ deficit	$186,534	$79,186

OPEN LENDING CORPORATION

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue
Program fees	$8,793	$9,482	$21,505	$17,457
Profit share	12,163	14,943	15,938	25,779
Claims administration service fees	1,111	758	2,054	1,431

Total revenue	22,067	25,183	39,497	44,667
Cost of services	1,827	2,067	4,322	3,594

Gross profit	20,240	23,116	35,175	41,073
Operating expenses
General and administrative	14,650	3,315	18,218	6,407
Selling and marketing	1,295	1,889	3,373	3,645
Research and development	349	332	707	578

Operating income	3,946	17,580	12,877	30,443
Change in fair value of contingent consideration	(48,802)	—	(48,802)	—
Interest expense	(3,644)	(82)	(4,408)	(168)
Interest income	44	5	61	8
Other income	3	2	3	6

Income/(loss) before income taxes	(48,453)	17,505	(40,269)	30,289
Provision (benefit) for income taxes	1,352	21	1,364	(99)

Net income / (loss) attributable to Open Lending Corporation	$(49,805)	$17,484	$(41,633)	$30,388

Net income/(loss) per common share attributable to Open Lending Corporation:
Basic and diluted net income (loss) per share	(1.01)	(0.19)	(0.80)	(0.53)
Weighted average shares of common stock outstanding	49,547,284	37,631,052	43,589,168	37,631,052

OPEN LENDING CORPORATION

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities
Net income (loss)	$(41,633)	$30,388
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	2,676	1,010
Depreciation and amortization	671	52
Change in fair value of contingent consideration	48,802	—
Deferred income taxes	775	—
Changes in assets & liabilities:
Accounts receivable	574	(829)
Contract assets	225	(13,439)
Prepaid expenses	(69)	(400)
Other current and non-current assets	322	(339)
Accounts payable	176	44
Accrued expenses	(1,184)	316
Income tax payable	569	—
Other liabilities	103	240

Net cash provided by operating activities	12,007	17,043

Cash flows from investing activities
Purchase of property and equipment	(424)	(57)

Net cash used in investing activities	(424)	(57)

Cash flows from financing activities
Repayments of notes payable	(4,380)	(1,242)
Proceeds from issuance of long-term debt, net of issuance costs	160,233	—
Distributions to Open Lending, LLC unit holders	(135,380)	(20,179)
Recapitalization transaction, net of transaction costs	(13,289)	—

Net cash provided by (used in) financing activities	7,184	(21,421)

Net change in cash and cash equivalents and restricted cash	18,767	(4,435)
Cash and cash equivalents and restricted cash at the beginning of the period	9,897	13,136

Cash and cash equivalents and restricted cash at the end of the period	$28,664	$8,701

Supplemental disclosure of cash flow information:
Interest paid	$4,316	$160
Income tax paid (refunded), net	20	(99)
Change in fair value of Open Lending, LLC redeemable convertible preferred units	(47,537)	46,224
Conversion of preferred stock to common stock	257,406	—

OPEN LENDING CORPORATION

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP net income (loss)	$(49,805)	$17,484	$(41,633)	$30,388
Less: Non-GAAP adjustments:
Change in fair value of contingent consideration (1)	48,802	—	48,802	—
Transaction bonuses (2)	9,112	—	9,112	—
Interest Expense	3,644	82	4,408	168
Share-based compensation (3)	2,189	487	2,676	1,010
Depreciation and Amortization	120	26	242	52
Income Taxes	1,352	21	1,364	(99)

Total adjustments	65,219	616	66,604	1,131
Adjusted EBITDA	$15,414	$18,100	$24,971	$31,519

Notes:

(1)	Reflects non-cash charges for the change in the estimated fair value of contingent consideration earn-out shares from June 10, 2020 through June 30, 2020.
(2)	Reflects transaction bonuses awarded to key employees and directors in connection with the business combination.
(3)

Represents non-cash charges associated with the Class B Unit Incentive Plan of Open Lending, LLC. For the three months ended June 30, 2020 represents accelerated vesting of the legacy plan as result of the business combination